Exhibit 99.1
JAZZ PHARMACEUTICALS ANNOUNCES THIRD QUARTER 2015
FINANCIAL RESULTS

Third Quarter 2015 Revenues Increase 11 Percent to $341 Million

Strong Top-Line Growth Driven by Xyrem and Erwinaze Sales

DUBLIN, November 9, 2015 -- Jazz Pharmaceuticals plc (Nasdaq: JAZZ) today announced financial results for the third quarter of 2015 and updated financial guidance for 2015.

"During the quarter, we remained focused on our mission of delivering important and meaningful products to patients. We are pleased that we have received FDA Priority Review status on our defibrotide NDA, an important step toward our objective to bring defibrotide to patients in the U.S. for the treatment of hepatic veno-occlusive disease with evidence of multi-organ dysfunction, a rare and often fatal complication of hematopoietic stem cell transplantation," said Bruce C. Cozadd, chairman and chief executive officer of Jazz Pharmaceuticals plc. "We also advanced our research and development pipeline, implemented our approved Xyrem REMS, grew key product sales, and remain well-positioned to further diversify and expand our product portfolio through our corporate development efforts."

Adjusted net income attributable to Jazz Pharmaceuticals plc for the third quarter of 2015 was $159.3 million, or $2.52 per diluted share, compared to $143.9 million, or $2.30 per diluted share, for the third quarter of 2014.

GAAP net income attributable to Jazz Pharmaceuticals plc for the third quarter of 2015 was $88.0 million, or $1.39 per diluted share, compared to $25.8 million, or $0.41 per diluted share, for the third quarter of 2014. Reconciliations of applicable GAAP reported to non-GAAP adjusted information are included in this press release.

Third Quarter 2015 Revenues and Product Sales
Total revenues for the third quarter of 2015 were $340.9 million, an increase of 11% over total revenues of $306.6 million for the third quarter of 2014. The increase in total revenues was driven by higher net product sales of Xyrem® (sodium oxybate) oral solution and Erwinaze®/Erwinase® (asparaginase Erwinia chrysanthemi). Total revenues include net product sales, royalties and contract revenues.

Net product sales for the third quarter of 2015 were as follows:

•
Xyrem: Xyrem net sales increased by 19% to $242.9 million in the third quarter of 2015 compared to $204.3 million in the third quarter of 2014. During the third quarter of 2015, the average number of active Xyrem patients in the U.S. was approximately 12,450.

•	Erwinaze/Erwinase: Erwinaze/Erwinase net sales increased by 8% to $56.3 million in the third quarter of 2015 compared to $52.1 million in the third quarter of 2014.

•
Defitelio® (defibrotide): Defitelio/defibrotide net sales increased to $19.6 million in the third quarter of 2015 compared to $18.9 million in the third quarter of 2014. Product volume was in line with expectations, but sales were impacted by unfavorable foreign currency exchange movements.

•	Prialt® (ziconotide) intrathecal infusion: Prialt net sales were $6.0 million in the third quarter of 2015 compared to $6.3 million in the third quarter of 2014.

•	Psychiatry products: Net sales of the company’s psychiatry products were $9.9 million in the third quarter of 2015 compared to $10.8 million in the third quarter of 2014.

•
Other: Net sales of other products in the third quarter of 2015 were $3.9 million compared to $11.9 million in the third quarter of 2014. In March 2015, the company completed the sale of certain products and the related business that the company acquired as part of the acquisition of EUSA Pharma Inc. in 2012.

Tables showing actual net product sales for the three and nine months ended September 30, 2015 and 2014 and pro forma net product sales for the nine months ended September 30, 2014 are included in this press release.

Operating Expenses and Other
Operating expenses for the third quarter of 2015 were $209.3 million compared to $248.5 million for the third quarter of 2014. Operating expenses changed over the prior year period primarily due to the following:

•
Cost of product sales for the third quarter of 2015 was $28.4 million compared to $27.0 million for the same period in 2014. Gross margin for the third quarter of 2015 was 91.6% compared to 91.1% for the same period in 2014.

•
Selling, general and administrative (SG&A) expenses for the third quarter of 2015 on a GAAP basis were $104.0 million compared to $93.5 million for the same period in 2014. Adjusted SG&A expenses for the third quarter of 2015 were $84.5 million, or 25% of total revenues, compared to $78.7 million, or 26% of total revenues, for the same period in 2014. The increase in both GAAP and adjusted SG&A expenses was primarily due to higher headcount and other expenses resulting from the expansion of the company's business.

•
Research and development (R&D) expenses for the third quarter of 2015 were $50.8 million on a GAAP basis compared to $22.4 million for the same period in 2014. The increase resulted primarily from a $25.0 million milestone payment that was triggered by the acceptance for filing by the FDA of the first new drug application (NDA) for defibrotide. The milestone was paid in October 2015. Adjusted R&D expenses for the third quarter of 2015 were $23.0 million, or 7% of total revenues, compared to $18.4 million, or 6% of total revenues, for the same period in 2014. Both GAAP and adjusted R&D expenses increased due to higher clinical studies and outside services costs for the development of new product candidates and line extensions for the company's existing products.

•	Acquired in-process research and development expenses of $75.0 million incurred during the third quarter of 2014 related to an upfront payment made for rights to defibrotide in the Americas.
Net interest expense for the third quarter of 2015 was $12.7 million compared to $14.5 million for the third quarter of 2014. In June 2015, the company refinanced its existing term loans and revolving credit facility and obtained a more favorable interest rate, which reduced interest expense.
As of September 30, 2015, cash and cash equivalents were $998.9 million, and the outstanding principal balance of the company’s long-term debt was $1.4 billion. Cash and cash equivalents increased from December 31, 2014 primarily due to cash generated by the business. In October 2015, the company repaid its revolving credit facility balance of $80.0 million.
During the nine months ended September 30, 2015, the company repurchased 0.1 million ordinary shares for $21.3 million at an average cost of $172.43 per ordinary share under its $200 million share repurchase program announced in 2013. The company completed this share repurchase program in August 2015.

Recent Developments
On November 5, 2015, the company's board of directors authorized a new share repurchase program pursuant to which the company is authorized to repurchase a number of ordinary shares having an aggregate purchase price of up to $300 million, exclusive of any brokerage commissions. Under this program, which has no expiration date, the company may repurchase ordinary shares from time to time on the open market. The timing and amount of repurchases will be at management's discretion and will depend on a variety of factors, including the price of the company's ordinary shares, alternative investment opportunities, restrictions under the company's credit agreement, corporate and regulatory requirements and market conditions. The share repurchase program may be modified, suspended or discontinued at any time without prior notice.

2015 Financial Guidance
Jazz Pharmaceuticals is updating its full year 2015 financial guidance, which is as follows:

Revenues	$1,320-$1,340 million
Total net product sales	$1,313-$1,332 million
-Xyrem net sales	$950-$965 million
-Erwinaze/Erwinase net sales	$200-$210 million
-Defitelio/defibrotide net sales	$70-$75 million
Adjusted gross margin %[1,5]	92-93%
Adjusted SG&A expenses[2,5]	$355-$365 million
Adjusted R&D expenses[3,5]	$95-$105 million
Adjusted interest expense[4,5]	$34-$36 million
GAAP net income attributable to Jazz Pharmaceuticals plc per diluted share	$5.42-$5.63
Non-GAAP adjusted net income attributable to Jazz Pharmaceuticals plc per diluted share[5]	$9.45-$9.60
_____________________________

1.	Excludes $3 million of share-based compensation expense from estimated GAAP gross margin of 92-93%.

2.	Excludes $74-$77 million of share-based compensation expense and $1-$2 million of transaction, integration and restructuring costs from estimated GAAP SG&A expenses of $430-$444 million.

3.
Excludes a $25 million milestone payment made in October 2015 in connection with the acceptance for filing by the FDA of the first NDA for defibrotide for VOD and $13-$15 million of share-based compensation expense from estimated GAAP R&D expenses of $133-$145 million.

4.	Excludes non-cash interest expense of $22-$25 million from estimated GAAP interest expense of $56-$61 million.

5.	See “Non-GAAP Financial Measures” below. Reconciliations of non-GAAP adjusted guidance measures are included above and in the tables accompanying this press release.

Conference Call Details
Jazz Pharmaceuticals will host an investor conference call and live audio webcast today at 4:30 p.m. EST (9:30 p.m. GMT) to provide a business and financial update and discuss its 2015 third quarter results and 2015 financial guidance. The live webcast may be accessed from the Investors & Media section of the company’s website at www.jazzpharmaceuticals.com. Please connect to the website prior to the start of the conference call to ensure adequate time for any software downloads that may be necessary. Investors may participate in the conference call by dialing +1 800 706 7741 in the U.S., or +1 617 614 3471 outside the U.S., and entering passcode 42845707.

A replay of the conference call will be available through November 16, 2015 by dialing +1 888 286 8010 in the U.S., or +1 617 801 6888 outside the U.S., and entering passcode 49857476. An archived version of the webcast will be available for at least one week in the Investors & Media section of the Jazz Pharmaceuticals website at www.jazzpharmaceuticals.com.

About Jazz Pharmaceuticals plc
Jazz Pharmaceuticals plc (Nasdaq: JAZZ) is an international biopharmaceutical company focused on improving patients' lives by identifying, developing and commercializing meaningful products that address unmet medical needs. The company has a diverse portfolio of products and product candidates with a focus in the areas of sleep and hematology/oncology. In these areas, Jazz Pharmaceuticals markets Xyrem® (sodium oxybate) oral solution and Erwinaze® (asparaginase Erwinia chrysanthemi) in the U.S., and markets Erwinase® and Defitelio® (defibrotide) in countries outside the U.S. For more information, please visit www.jazzpharmaceuticals.com.

Non-GAAP Financial Measures
To supplement Jazz Pharmaceuticals’ financial results and guidance presented in accordance with U.S. generally accepted accounting principles (GAAP), the company uses certain non-GAAP (also referred to as adjusted or non-GAAP adjusted) financial measures in this press release and the accompanying tables. The company believes that each of these non-GAAP financial measures is helpful in understanding its past financial performance and potential future results, particularly in light of the effect of various acquisition and divestiture transactions effected by the company.  They are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with the consolidated financial statements prepared in accordance with GAAP.  Jazz Pharmaceuticals’ management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. Compensation of executives is based in part on the performance of the company’s business based on certain of these non-GAAP financial measures. In addition, Jazz Pharmaceuticals believes that the presentation of these non-GAAP financial measures is useful to investors because it enhances the ability of investors to compare the company's results from period to period and allows for greater transparency with respect to key financial metrics the company uses in making operating decisions, and also because the company’s investors and analysts regularly use them to model and track the company’s financial performance.

Investors should note that these non-GAAP financial measures are not prepared under any comprehensive set of accounting rules or principles and do not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP. Investors should also note that these non-GAAP financial measures have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. In addition, from time to time in the future there may be other items that the company may exclude for purposes of its non-GAAP financial measures; and the company has ceased, and may in the future cease, to exclude items that it has historically excluded for purposes of its non-GAAP financial measures. In this regard, commencing with the company’s presentation of 2015 non-GAAP financial measures, the company no longer includes an adjustment for depreciation expense in its non-GAAP adjusted financial measures. Likewise, for purposes of comparability, non-GAAP adjusted financial measures for 2014 included in this press release and accompanying tables do not include an adjustment for depreciation expense. Because of the non-standardized definitions of non-GAAP financial measures, the non-GAAP financial measures as used by Jazz Pharmaceuticals in this press release and the accompanying tables may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by the company’s competitors and other companies.

As used in this press release, (i) the historical adjusted net income measures attributable to Jazz Pharmaceuticals plc (and the related per share measures) exclude from GAAP reported net income (loss) attributable to Jazz Pharmaceuticals plc (and the related per share measures), as applicable, intangible asset amortization, share-based compensation expense, upfront and milestone payments, restructuring charges, transaction and integration costs, impairment charges, acquisition accounting inventory fair value step-up adjustments, non-cash interest expense and loss on extinguishment and modification of debt; adjust the income tax provision to the estimated amount of taxes that are payable in cash; and adjust for the amount attributable to noncontrolling interests; (ii) the historical adjusted SG&A expense measures exclude from GAAP SG&A expenses, as applicable, share-based compensation expense, restructuring charges and transaction and integration costs; (iii) the historical adjusted R&D expense measures exclude from GAAP R&D expenses the defibrotide NDA acceptance milestone, share-based compensation expense and transaction and integration costs; (iv) the adjusted net income attributable to Jazz Pharmaceuticals plc (and the related per share measures) guidance exclude from estimated GAAP net income attributable to Jazz Pharmaceuticals plc (and the related per share measures) intangible asset amortization, share-based compensation expense, upfront and milestone payments, transaction, integration and restructuring costs, non-cash interest expense and loss on extinguishment and modification of debt; and adjust the income tax provision to the estimated amount of taxes that are payable in cash; (v) the adjusted gross margin percentage guidance excludes from estimated GAAP gross margin percentage share-based compensation expense; (vi) the adjusted SG&A expenses guidance excludes from estimated GAAP SG&A expenses share-based compensation expense and transaction, integration and restructuring costs; (vii) the adjusted R&D expenses guidance excludes from estimated GAAP R&D expenses the defibrotide NDA acceptance milestone and share-based compensation expense; and (viii) the adjusted interest expense guidance excludes from estimated GAAP interest expense non-cash interest expense.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements, including, but not limited to, statements related to Jazz Pharmaceuticals’ future financial or operating results, including its 2015 financial guidance, diversification and expansion of the company's product portfolio and other statements that are not historical facts. These forward-looking statements are based on the company’s current plans, objectives, estimates, expectations and intentions, and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with maintaining or increasing sales of and revenue from Xyrem, such as the potential introduction of generic competition or other sodium oxybate products that compete with Xyrem; the significant regulatory restrictions and requirements applicable to Xyrem and potential impact of changes to these restrictions and requirements, as well as the company's ongoing patent litigation and related proceedings, including the timing of related events; the company’s ability to effectively commercialize its other lead marketed products; the company’s ability to effectively commercialize its product candidates (including defibrotide in the U.S. if the company's NDA is approved by the FDA), including the need to establish pricing and reimbursement support; the company's ability to protect and enhance the company’s intellectual property rights; delays or problems in the supply or manufacture of the company's products and product candidates, which could impact the company's ability to meet commercial demand or conduct or complete clinical trials; obtaining and maintaining appropriate pricing and reimbursement for the company’s products in an increasingly challenging environment; the challenges of compliance with the requirements of U.S. and non-U.S. regulatory agencies; the challenges of achieving and maintaining commercial success of the company's products; the risks and costs associated with business combination or product or product candidate acquisition transactions; the difficulty and uncertainty of pharmaceutical product development, including the timing thereof, and the uncertainty of clinical success; the inherent uncertainty associated with the regulatory approval process, including the risk that the company may be unable to obtain regulatory approval for defibrotide in the U.S. in a timely manner or at all; the company’s potential inability to identify and acquire, in-license or develop additional products or product candidates to grow its business; possible restrictions on the company’s ability and flexibility to pursue certain future corporate development and other opportunities as a result of its substantial outstanding debt obligations; the uncertainty of expected future financial performance and results; and other risks and uncertainties affecting the company, including those described from time to time under the caption “Risk Factors” and elsewhere in Jazz Pharmaceuticals plc’s Securities and Exchange Commission filings and reports (Commission File No. 001-33500), including the company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 and future filings and reports by the company, including the company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2015. Other risks and uncertainties of which the company is not currently aware may also affect the company’s forward-looking statements and may cause actual results and timing of events to differ materially from those anticipated. The forward-looking statements herein are made only as of the date hereof or as of the dates indicated in the forward-looking statements, even if they are subsequently made available by the company on its website or otherwise. The company undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

JAZZ PHARMACEUTICALS PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues:
Product sales, net	$338,754	$304,407	$977,895	$838,493
Royalties and contract revenues	2,118	2,177	6,027	6,240
Total revenues	340,872	306,584	983,922	844,733
Operating expenses:
Cost of product sales (excluding amortization and impairment of intangible assets)	28,385	26,994	78,496	88,610
Selling, general and administrative	104,044	93,501	323,564	300,420
Research and development	50,784	22,423	105,798	60,622
Acquired in-process research and development	—	75,000	—	202,000
Intangible asset amortization	26,127	30,630	74,472	94,607
Impairment charges	—	—	—	32,806
Total operating expenses	209,340	248,548	582,330	779,065
Income from operations	131,532	58,036	401,592	65,668
Interest expense, net	(12,650)	(14,530)	(44,707)	(36,035)
Foreign currency gain (loss)	(977)	6,483	(646)	6,680
Loss on extinguishment and modification of debt	—	—	(16,815)	—
Income before income tax provision	117,905	49,989	339,424	36,313
Income tax provision	29,945	24,221	92,651	60,598
Net income (loss)	87,960	25,768	246,773	(24,285)
Net income (loss) attributable to noncontrolling interests, net of tax	—	2	(1)	(1,060)
Net income (loss) attributable to Jazz Pharmaceuticals plc	$87,960	$25,766	$246,774	$(23,225)

Net income (loss) attributable to Jazz Pharmaceuticals plc per ordinary share:
Basic	$1.43	$0.43	$4.04	$(0.39)
Diluted	$1.39	$0.41	$3.91	$(0.39)
Weighted-average ordinary shares used in per share calculation - basic	61,435	60,305	61,145	59,457
Weighted-average ordinary shares used in per share calculation - diluted	63,154	62,680	63,072	59,457

JAZZ PHARMACEUTICALS PLC
SUMMARY OF PRODUCT SALES, NET
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Xyrem	$242,899	$204,337	$703,435	$556,081
Erwinaze/Erwinase	56,317	52,121	152,821	146,910
Defitelio/defibrotide	19,639	18,892	52,259	51,345
Prialt	6,042	6,282	19,944	16,422
Psychiatry	9,910	10,833	28,375	32,431
Other	3,947	11,942	21,061	35,304
Total net product sales	$338,754	$304,407	$977,895	$838,493

The following unaudited pro forma information represents net product sales for the nine months ended September 30, 2014 as if the company's acquisition of Gentium S.p.A. had been completed on January 1, 2014:

SUMMARY OF PRODUCT SALES, NET (PRO FORMA)
(In thousands)
(Unaudited)

Nine Months Ended September 30, 2014
Xyrem	$556,081
Erwinaze/Erwinase	146,910
Defitelio/defibrotide	54,242
Prialt	16,422
Psychiatry	32,431
Other	35,710
Total pro forma net product sales	$841,796

JAZZ PHARMACEUTICALS PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$998,859	$684,042
Accounts receivable, net of allowances	195,816	186,371
Inventories	30,018	30,037
Prepaid expenses	21,275	12,800
Deferred tax assets, net	50,006	48,440
Other current assets	18,969	21,322
Assets held for sale	—	32,833
Total current assets	1,314,943	1,015,845
Property and equipment, net	83,452	58,363
Intangible assets, net	1,270,777	1,437,435
Goodwill	669,029	702,713
Deferred tax assets, net, non-current	76,391	75,494
Deferred financing costs	24,315	33,174
Other non-current assets	25,393	15,931
Total assets	$3,464,300	$3,338,955
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$29,124	$25,126
Accrued liabilities	166,375	164,091
Current portion of long-term debt	117,589	9,428
Income taxes payable	16,357	7,588
Deferred tax liability, net	9,417	9,430
Deferred revenue	1,330	1,138
Total current liabilities	340,192	216,801
Deferred revenue, non-current	3,646	4,499
Long-term debt, less current portion	1,172,103	1,333,000
Deferred tax liability, net, non-current	325,216	375,054
Other non-current liabilities	59,666	38,393
Total Jazz Pharmaceuticals plc shareholders’ equity	1,563,463	1,371,144
Noncontrolling interests	14	64
Total liabilities and shareholders’ equity	$3,464,300	$3,338,955

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014 *	2015	2014 *
GAAP reported net income (loss) attributable to Jazz Pharmaceuticals plc	$87,960	$25,766	$246,774	$(23,225)
Intangible asset amortization	26,127	30,630	74,472	94,607
Share-based compensation expense	23,114	18,251	67,233	50,618
Upfront and milestone payments	25,000	75,000	25,000	202,000
Restructuring charges	—	—	553	—
Transaction and integration costs	—	878	155	23,518
Impairment charges	—	—	—	32,806
Acquisition accounting inventory fair value step-up adjustments	—	—	—	10,477
Non-cash interest expense	5,300	4,065	17,348	7,603
Loss on extinguishment and modification of debt	—	—	16,815	—
Income tax adjustments	(8,162)	(10,649)	(11,762)	(27,493)
Adjustments for amount attributable to noncontrolling interests	—	(2)	(2)	(1,504)
Non-GAAP adjusted net income attributable to Jazz Pharmaceuticals plc	$159,339	$143,939	$436,586	$369,407

GAAP reported net income (loss) attributable to Jazz Pharmaceuticals plc per diluted share	$1.39	$0.41	$3.91	$(0.39)
Non-GAAP adjusted net income attributable to Jazz Pharmaceuticals plc per diluted share	$2.52	$2.30	$6.92	$5.91
Weighted-average ordinary shares used in diluted per share calculation - GAAP	63,154	62,680	63,072	59,457
Weighted-average ordinary shares used in diluted per share calculation - non-GAAP	63,154	62,680	63,072	62,532
_____________________________
* For purposes of comparability with its 2015 presentation, the company's non-GAAP adjusted financial measures for 2014 do not include an adjustment for depreciation expense. See "Non-GAAP Financial Measures" in the accompanying press release for additional information.

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS AND OTHER INFORMATION
(In thousands, except per share amounts and percentages)
(Unaudited)

	Three Months Ended
	September 30, 2015				September 30, 2014
	GAAP Reported	Adjustments		Non-GAAP Adjusted *	GAAP Reported		Adjustments		Non-GAAP Adjusted *
Total revenues	$340,872	$—		$340,872	$306,584		$—		$306,584
Cost of product sales (excluding amortization and impairment of intangible assets)	28,385	(786)	(a)	27,599	26,994		(240)	(a)	26,754
Selling, general and administrative	104,044	(19,542)	(b)	84,502	93,501		(14,834)	(b)	78,667
Research and development	50,784	(27,786)	(c)	22,998	22,423		(4,055)	(c)	18,368
Acquired in-process research and development	—	—		—	75,000		(75,000)		—
Intangible asset amortization	26,127	(26,127)		—	30,630		(30,630)		—
Interest expense, net	12,650	(5,300)	(d)	7,350	14,530		(4,065)	(d)	10,465
Foreign currency (gain) loss	977	—		977	(6,483)		—		(6,483)
Income before income tax provision	117,905	79,541	(e)	197,446	49,989		128,824	(e)	178,813
Income tax provision	29,945	8,162	(f)	38,107	24,221		10,649	(f)	34,870
Effective tax rate (g)	25.4%			19.3%	48.5%	(o)			19.5%
Net income	87,960	71,379	(h)	159,339	25,768		118,175	(h)	143,943
Net income attributable to noncontrolling interests, net of tax	—	—		—	2		2	(i)	4
Net income attributable to Jazz Pharmaceuticals plc	$87,960	$71,379		$159,339	$25,766		$118,173	(j)	$143,939
Net income attributable to Jazz Pharmaceuticals plc per diluted share	$1.39			$2.52	$0.41				$2.30

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS AND OTHER INFORMATION
(In thousands, except per share amounts and percentages)
(Unaudited)

	Nine Months Ended
	September 30, 2015				September 30, 2014
	GAAP Reported	Adjustments		Non-GAAP Adjusted *	GAAP Reported		Adjustments		Non-GAAP Adjusted *
Total revenues	$983,922	$—		$983,922	$844,733		$—		$844,733
Cost of product sales (excluding amortization and impairment of intangible assets)	78,496	(2,253)	(k)	76,243	88,610		(12,182)	(k)	76,428
Selling, general and administrative	323,564	(55,551)	(l)	268,013	300,420		(62,445)	(l)	237,975
Research and development	105,798	(35,137)	(m)	70,661	60,622		(9,986)	(m)	50,636
Acquired in-process research and development	—	—		—	202,000		(202,000)		—
Intangible asset amortization	74,472	(74,472)		—	94,607		(94,607)		—
Impairment charges	—	—		—	32,806		(32,806)		—
Interest expense, net	44,707	(17,348)	(d)	27,359	36,035		(7,603)	(d)	28,432
Foreign currency (gain) loss	646	—		646	(6,680)		—		(6,680)
Loss on extinguishment and modification of debt	16,815	(16,815)		—	—		—		—
Income before income tax provision	339,424	201,576	(n)	541,000	36,313		421,629	(n)	457,942
Income tax provision	92,651	11,762	(f)	104,413	60,598		27,493	(f)	88,091
Effective tax rate (g)	27.3%			19.3%	166.9%	(o)			19.2%
Net income (loss)	246,773	189,814	(p)	436,587	(24,285)		394,136	(p)	369,851
Net income attributable to noncontrolling interests, net of tax	(1)	2	(i)	1	(1,060)		1,504	(i)	444
Net income (loss) attributable to Jazz Pharmaceuticals plc	$246,774	$189,812	(q)	$436,586	$(23,225)		$392,632	(q)	$369,407
Net income (loss) attributable to Jazz Pharmaceuticals plc per diluted share	$3.91			$6.92	$(0.39)				$5.91

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS AND OTHER INFORMATION
(In thousands)
(Unaudited)

* Non-GAAP adjusted net income attributable to Jazz Pharmaceuticals plc and its line item components and related non-GAAP adjusted financial measures shown in the tables above are not meant to be considered in isolation or as a substitute for comparable GAAP reported measures, and should be read in conjunction with the condensed consolidated financial statements prepared in accordance with GAAP. The company believes that each of these non-GAAP adjusted financial measures is helpful in understanding its past financial performance and potential future results, particularly in light of the effect of various acquisition and divestiture transactions effected by the company. Company management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. Compensation of executives is based in part on the performance of the company's business based on certain of these non-GAAP financial measures. In addition, the company believes that the presentation of these non-GAAP adjusted financial measures is useful to investors because it enhances the ability of investors to compare its results from period to period and allows for greater transparency with respect to key financial metrics the company uses in making operating decisions, and also because the company’s investors and analysts regularly use them to model and track the company’s financial performance. Specifically, the company believes that each of these non-GAAP adjusted financial measures provides useful information to management, investors and analysts by excluding, as applicable, intangible asset amortization, share-based compensation expense, upfront and milestone payments, restructuring charges, transaction and integration costs, impairment charges, acquisition accounting inventory fair value step-up adjustments, non-cash interest expense and loss on extinguishment and modification of debt that may not be indicative of the company's core operating results and business outlook, and by including adjustments to convert the income tax provision to the estimated amount of taxes that are payable in cash and adjustments for the amount attributable to noncontrolling interests. Investors should note that these non-GAAP adjusted financial measures are not prepared under any comprehensive set of accounting rules or principles and do not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP. Investors should also note that these non-GAAP adjusted financial measures have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. In addition, from time to time in the future there may be other items that the company may exclude for purposes of its non-GAAP adjusted financial measures; and the company has ceased, and may in the future cease, to exclude items that it has historically excluded for purposes of its non-GAAP adjusted financial measures. In this regard, commencing with the company’s presentation of 2015 non-GAAP financial measures, the company no longer includes an adjustment for depreciation expense in its non-GAAP adjusted financial measures. For purposes of comparability, non-GAAP adjusted financial measures for 2014 included herein do not include an adjustment for depreciation expense. In addition, because of the non-standardized definitions of non-GAAP adjusted financial measures, the non-GAAP adjusted financial measures appearing herein may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by the company’s competitors and other companies.
Explanation of Adjustments and Certain Line Items:

(a)	Share-based compensation expense of $786 and $240 for the three months ended September 30, 2015 and 2014, respectively.

(b)	Share-based compensation expense of $19,542 and $14,834 for the three months ended September 30, 2015 and 2014, respectively.

(c)
Milestone of $25,000 and $0, share-based compensation expense of $2,786 and $3,177 and transaction and integration costs of $0 and $878 for the three months ended September 30, 2015 and 2014, respectively.

(d)	Non-cash interest expense associated with debt discount and debt issuance costs for the respective three- and nine-month period.

(e)	Sum of adjustments (a) through (d) plus the adjustments for acquired in-process research and development and intangible asset amortization for the respective three-month period.

(f)	Adjustments to convert the income tax provision to the estimated amount of taxes that are payable in cash for the respective three- and nine-month periods.

(g)	Income tax provision divided by income before income tax provision for the respective three- and nine-month periods.

(h)	Net of adjustments (e) and (f) for the respective three-month period.

(i)	Adjustments for amount attributable to noncontrolling interests for the respective three- and nine-month periods.

(j)	Net of adjustments (h) and (i) for the respective three-month period.

(k)
Share-based compensation expense of $2,253 and $1,705 and acquisition accounting inventory fair value step-up adjustments of $0 and $10,477 for the nine months ended September 30, 2015 and 2014, respectively.

(l)
Share-based compensation expense of $54,843 and $40,051, restructuring charges of $553 and $0 and transaction and integration costs of $155 and $22,394 for the nine months ended September 30, 2015 and 2014, respectively.

(m)
Milestone of $25,000 and $0, share-based compensation expense of $10,137 and $8,862 and transaction and integration costs of $0 and $1,124 for the nine months ended September 30, 2015 and 2014, respectively.

(n)
Sum of adjustments (k), (l), (m) and (d) plus the adjustments for acquired in-process research and development expenses, intangible asset amortization, impairment charges and loss on extinguishment and modification of debt, as applicable, for the respective nine-month period.

(o)
After adjusting the income before income tax provision for the three months ended September 30, 2014 by excluding an upfront payment of $75,000 for rights to defibrotide in the Americas, the company would have had income before income tax provision of $124,989, resulting in an effective tax rate of 19.4% for the three months ended September 30, 2014 based on the income tax provision of $24,221. After adjusting the income before income tax provision for the nine months ended September 30, 2014 by excluding a total of $202,000 in upfront and milestone payments for rights to JZP-110 and to defibrotide in the Americas, the company would have had income before income tax provision of $238,313, resulting in an effective tax rate of 25.4% for the nine months ended September 30, 2014 based on the income tax provision of $60,598.

(p)	Net of adjustments (n) and (f) for the respective nine-month period.

(q)	Net of adjustments (p) and (i) for the respective nine-month period.

JAZZ PHARMACEUTICALS PLC
RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED 2015 GUIDANCE
(In millions, except per share amounts)
(Unaudited)

GAAP net income attributable to Jazz Pharmaceuticals plc	$341 - $355
Intangible asset amortization	95 - 100
Share-based compensation expense	90 - 95
Upfront and milestone payments	25
Transaction, integration and restructuring costs	1 - 2
Non-cash interest expense	22 - 25
Loss on extinguishment and modification of debt	17
Income tax adjustments	(10) - 0
Non-GAAP adjusted net income attributable to Jazz Pharmaceuticals plc	$595 - $605

GAAP net income attributable to Jazz Pharmaceuticals plc per diluted share	$5.42 - $5.63
Non-GAAP adjusted net income attributable to Jazz Pharmaceuticals plc per diluted share	$9.45 - $9.60

Weighted-average ordinary shares used in per share computations	63

Contacts:
Investors
Kathee Littrell
Vice President, Investor Relations
Jazz Pharmaceuticals plc
Ireland, + 353 1 634 7887
U.S., + 1 650 496 2717

Media
Laurie Hurley
Vice President, Corporate Affairs
Jazz Pharmaceuticals plc
Ireland, + 353 1 634 7894
U.S., + 1 650 496 2796